EXHIBIT 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Utah Medical Products, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-89394, 333-127946 (on Form S-8), and 333-153361 (on Form S-3) of Utah Medical Products, Inc. of our audit report dated February 25, 2011, on the consolidated financial statements and internal control over financial reporting of Utah Medical Products, Inc., which report appears in this annual report on Form 10-K of Utah Medical Products, Inc. for the years ended December 31, 2010, 2009, and 2008.

/s/ Jones Simkins, P.C.

JONES SIMKINS, P.C.
Logan, Utah
February 25, 2011